No Borders, Inc. - NBDR:PK
_____________________________
18301 Von Karman Ave, Suite 1000
Irvine, California 92612
Phone:(949) 251-0250 Fax:(949) 253-9097

NO BORDERS, INC. ANNOUNCES INVESTIGATES INTO
ACTIVITIES BY PRIOR MANAGEMENT

IRVINE, CALIFORNIA - August 3, 2007, No Borders, Inc., (NBDR:PK) a Nevada Corporation, announced today that the board of directors of the company has engaged the international law firm of Kirkpatrick & Lockhart Preston Gates Ellis LLP to undertake an investigation of certain activities of prior management. The board has requested that the law firm review the facts and circumstances under which prior management maintained the company’s records as well as prior management’s failure to make all the company’s books and records available to current management. The board has also requested the investigation address the failure of the company to maintain compliance with its Securities and Exchange reporting requirements.

The company is seeking to engage independent accountants to audit its financial statements. However, the company has been advised that the failure of prior management to make the company’s books and records available has adversely affected the likelihood that such audited financial statements can be accurately presented. The failure to produce accurate financial statements will impede the company’s ability to satisfy its reporting obligations with the Securities and Exchange Commission.

ABOUT NO BORDERS, INC.

No Borders is in the business of providing a debit and stored value card platform through which a variety of financial and commercial services and products can be offered to the general public especially to immigrants from different developing countries who desire to remit funds to their home country.

Certain statements in this release and other written or oral statements made by or on behalf of the company are "forward looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. The forward-looking statements are subject to a number of risks and uncertainties including market acceptance of the company's services and projects and the company's continued access to capital and other risks and uncertainties outlined in its filings with the United States Securities and Exchange Commission, which are incorporated herein by reference. The actual results the company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. These statements are based on our current expectations and speak only as of the date such statements were made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

Corporate Headquarters:
18301 Von Karman Ave, Suite 1000
Irvine, California 92612
Main Office Phone: 949.251.0250
Main Office Fax: 949.253.9097
info@no-borders.com